Exhibit 99

           Avnet Inc. to Present at the RBC Capital Markets
                 North American Technology Conference

    PHOENIX--(BUSINESS WIRE)--July 22, 2004--Avnet Inc. (NYSE:AVT) today announced Ray Sadowski, Avnet's senior vice president and chief financial officer, will present at the RBC Capital Markets North American Technology Conference to be held at the Ritz-Carlton in Half Moon Bay, Calif., on Aug. 2, 2004, at 8:35 a.m. Pacific time.
    Avnet's presentation will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should logon to the Web site 15 minutes prior to the presentation time to register for the event and download any necessary software.
    Also available at www.ir.avnet.com are other recent webcasts, a calendar of events, downloadable slide presentations and other investor information.

    Additional Information

    Avnet enables success from the center of the technology industry, providing cost-effective services and solutions vital to a broad base of more than 100,000 customers and 250 suppliers. The company markets, distributes and adds value to a wide variety of electronic components, enterprise computer products and embedded subsystems. Through its premier market position, Avnet brings a breadth and depth of capabilities that help its trading partners accelerate growth and realize cost efficiencies. Avnet generated more than $9B in revenue in fiscal 2003 (year ended June 27, 2003) through sales in 68 countries. Visit Avnet's Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

    CONTACT: Avnet Inc., Phoenix
             Vince Keenan
             VP & Director, Investor Relations
             480-643-7053
             investorrelations@avnet.com